UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 11, 2010

HEWITT ASSOCIATES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31351	47-0851756
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Half Day Road, Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (847) 295-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On July 11, 2010, Hewitt Associates, Inc., a Delaware corporation (“Hewitt”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Aon Corporation, a Delaware corporation (“Aon”), Alps Merger Corp., a Delaware corporation and wholly owned subsidiary of Aon (“Merger Sub”), and Alps Merger LLC, a Delaware limited liability company and wholly owned subsidiary of Aon (“Merger LLC”). The Merger Agreement provides, among other things, that, upon the terms and subject to the conditions set forth in the Merger Agreement, (i) Merger Sub will merge with and into Hewitt, with Hewitt surviving as a wholly owned subsidiary of Aon (the “Merger”), and (ii) following the completion of the Merger, the surviving corporation from the Merger will merge with and into Merger LLC (the “Subsequent Merger”), with Merger LLC surviving the Subsequent Merger and continuing as a wholly owned subsidiary of Aon.

Subject to the terms and conditions of the Merger Agreement, which has been approved and adopted by the boards of directors of each of Aon and Hewitt, at the effective time of the Merger (the “Effective Time”), each share of Class A common stock, par value $0.01 per share, of Hewitt (“Hewitt Common Stock”) outstanding immediately prior to the Effective Time will convert into, at the election of each of the holders of Hewitt Common Stock, (i) 0.6362 of a share of common stock, par value $1.00 per share, of Aon (“Aon Common Stock”), and $25.61 in cash (the “Mixed Consideration”), (ii) an amount of cash (the “Cash Consideration”) equal to the sum of (a) $25.61 and (b) the product obtained by multiplying 0.6362 by the Closing Volume-Weighted Average Price (as defined in the Merger Agreement), or (iii) a number of shares of Aon Common Stock (the “Stock Consideration”) equal to the sum of (a) 0.6362 and (b) the quotient obtained by dividing $25.61 by the Closing Volume-Weighted Average Price (the “Exchange Ratio”). Holders of Hewitt Common Stock who do not make an election will receive the Mixed Consideration. The consideration to be paid to holders of Hewitt Common Stock electing to receive the Cash Consideration or the Stock Consideration in connection with the Merger is subject, pursuant to the terms of the Merger Agreement, to automatic adjustment, as applicable, to ensure that the amount of cash paid and the number of shares of Aon Common Stock issued by Aon in the Merger each represents approximately 50% of the aggregate merger consideration (taking into account the roll-over of Hewitt options, as described below). No fractional shares of Aon Common Stock will be issued in the Merger, and holders of Hewitt Common Stock will receive cash in lieu of any fractional shares of Aon Common Stock.

In connection with the Merger, each outstanding unvested Hewitt stock option will fully vest, and, pursuant to the terms of the Merger Agreement, at the Effective Time, each outstanding Hewitt stock option will be converted into an option to purchase Aon stock, with the same terms and conditions (but taking into account any changes, including any acceleration or vesting of such option, by reason of the Merger), with adjustments to reflect the Exchange Ratio. Shares of Hewitt restricted stock will vest and be converted into the Mixed Consideration, and restricted stock units of Hewitt and performance share units of Hewitt will be settled in Hewitt common stock and then converted into the Mixed Consideration.

The closing of the Merger is subject to certain conditions, including, among others, (i) approval and adoption by Hewitt stockholders of the Merger Agreement, (ii) approval by Aon stockholders of the issuance of Aon Common Stock in connection with the Merger, (iii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and certain approvals by foreign governmental entities, (iv) no court order prohibiting the transactions contemplated by the Merger Agreement, (v) receipt of tax opinions from counsel to each of Aon and Hewitt with respect to the treatment of the Merger and Subsequent Merger from a tax perspective, (vi) no exercise of appraisal rights by more than 12.5% of Hewitt stockholders and (vii) subject to materiality exceptions, the accuracy of the representations and warranties made by Aon, Merger Sub and Merger LLC, on the one hand, and Hewitt, on the other hand, and compliance by Aon, Merger Sub, Merger LLC and Hewitt with their respective obligations under the Merger Agreement.

Each of Aon and Hewitt has made representations and warranties in the Merger Agreement. Hewitt has agreed to certain covenants and agreements, including, among others, (i) to conduct its business in the ordinary course of business during the period between the execution of the Merger Agreement and the closing of the Merger, (ii) not to solicit alternate transactions and (iii) to call and hold a special stockholders’ meeting and recommend adoption of the Merger Agreement. Aon has also agreed to various covenants and agreements, including, among other things, (i) to conduct its business in the ordinary course of business during the period between the execution of the Merger Agreement and the closing of the Merger and (ii) to call and hold a special stockholders’ meeting to approve the issuance of Aon Common Stock in connection with the Merger.

The Merger Agreement contains specified termination rights for both Aon and Hewitt. If the Merger Agreement is terminated under certain specified circumstances, Hewitt must pay Aon a termination fee of $85 million or $190 million, as applicable. If the Merger Agreement is terminated under certain other specified circumstances, Aon must pay Hewitt a termination fee of $190 million or, if the Merger Agreement is terminated under certain specified circumstances relating to Aon’s failure to obtain the requisite financing for the Merger, a termination fee of $225 million.

The Merger and the Subsequent Merger, considered together as a single integrated transaction for United States federal income tax purposes along with the other transactions effected pursuant to the Merger Agreement, are intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

The Merger Agreement also provides that, at the Effective Time, the board of directors of Aon will consist of the fourteen current Aon directors and two directors mutually agreed upon by Aon and Hewitt.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby contained in this Item 1.01 does not purport to be a complete description and is qualified in its entirety by reference to the terms and conditions of the Merger Agreement, a copy of which is attached as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been included in this communication to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about Hewitt, Aon, Merger Sub or Merger LLC. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Hewitt, Aon, Merger Sub or Merger LLC or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Hewitt’s or Aon’s public disclosures.

Safe Harbor Statement

This communication contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: the possibility that the expected efficiencies and cost savings from the proposed transaction will not be realized, or will not be realized within the expected time period; the ability to obtain governmental approvals of the Merger on the proposed terms and schedule contemplated by the parties; the failure of stockholders of Hewitt to approve the proposed merger; the failure of the stockholders of Aon to approve the issuance of Aon Common Stock to Hewitt stockholders; the risk that the Aon and Hewitt businesses will not be integrated successfully; disruption from the proposed transaction making it more difficult to maintain business and operational relationships; the possibility that the proposed transaction does not close, including, but not limited to, due to the failure to satisfy the closing conditions; general economic conditions in different countries in which Aon and Hewitt do business around the world; changes in global equity and fixed income markets that could affect the return on invested assets; fluctuations in exchange and interest rates that could influence revenue and expense; rating agency actions that could affect Aon’s ability to borrow funds; funding of Aon’s various pension plans; changes in the competitive environment; changes in commercial property and casualty markets and commercial premium rates that could impact revenues; the outcome of inquiries from regulators and investigations related to compliance with the U.S. Foreign Corrupt Practices Act and non-U.S. anti-corruption laws; the impact of investigations brought by U.S. state attorneys general, U.S. state insurance regulators, U.S. federal prosecutors, U.S. federal regulators, and regulatory authorities in the U.K. and other countries; the impact of class actions and individual lawsuits including client class actions, securities class actions, derivative actions and ERISA class actions; the cost of resolution of other contingent liabilities and loss contingencies; and the ability to realize the anticipated benefits to Aon of the Benfield merger. Further information concerning Aon, Hewitt, and their business, including factors that potentially could materially affect Aon’s and Hewitt’s financial results, is contained in Aon’s and Hewitt’s filings with the Securities and Exchange Commission (the “SEC”). See Aon’s and Hewitt’s Annual Reports on Form 10-K and Annual Reports to Stockholders for the fiscal years ended December 31, 2009 and September 30, 2009, respectively, and other public filings with the SEC for a further discussion of these and other risks and uncertainties applicable to our businesses. Neither Aon nor Hewitt undertakes, and each of them expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in their respective expectations, except as required by law.

Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy our securities or the solicitation of any vote or approval. This communication is being made in respect of the proposed transaction involving Aon and Hewitt. In connection with the proposed transaction, Aon and Hewitt will be filing documents with the SEC, including the filing by Aon of a registration statement on Form S-4, and Aon and Hewitt intend to mail a joint proxy statement regarding the proposed merger to their respective stockholders that will also constitute a prospectus of Aon. Before making any voting or investment decision, investors and stockholders are urged to read carefully in their entirety the joint proxy statement/prospectus regarding the proposed transaction and any other relevant documents filed by either Aon or Hewitt with the SEC when they become available because they will contain important information about the proposed transaction. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov), by accessing Aon’s website at www.aon.com under the heading “Investor Relations” and then under the link “SEC Filings” and from Aon by directing a request to Aon at Aon Corporation, 200 E. Randolph Street, Chicago, Illinois 60601, Attention: Investor Relations, and by accessing Hewitt’s website at www.hewitt.com under the heading “Investor Relations” and then under the link “Reports & SEC Filings” and from Hewitt by directing a request to Hewitt at Hewitt Associates, Inc., 100 Half Day Road, Lincolnshire, Illinois 60069, Attention: Investor Relations.

Aon and Hewitt and their respective directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about Aon’s directors and executive officers in its definitive proxy statement filed with the SEC on April 7, 2010. You can find information about Hewitt’s directors and executive officers in its definitive proxy statement filed with the SEC on December 16, 2009. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. You can obtain free copies of these documents from Aon and Hewitt using the contact information above.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWITT ASSOCIATES, INC.

By:	/s/ Steven J. Kyono
Steven J. Kyono, Senior Vice President, General Counsel and Corporate Secretary

Date: July 12, 2010

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 11, 2010, among Aon, Alps Merger Corp., Alps Merger LLC and Hewitt.